Exhibit 99.1

News Release	Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1430 AcuityBrands.com

Acuity Brands Contact:

Dan Smith

(404) 853-1423

dan.smith@acuitybrands.com

Acuity Brands Announces Redemption of

8.375% Senior Notes due 2010

Atlanta, GA January 22, 2010 – Acuity Brands, Inc. (NYSE: AYI) (the “Company”) today announced that it intends to redeem all of the remaining $24,255,000 in aggregate principal amount of its outstanding 8.375% Senior Notes due 2010 (CUSIP No. 00508YAB8) (the “Notes”) on February 23, 2010. Following such redemption there will not be any Notes outstanding.

The redemption price for the Notes will be the make-whole price for the Notes (determined on February 18, 2010 in the manner described in the indenture and global security governing the Notes) plus accrued and unpaid interest to the date of redemption. The Company expects to recognize in the second quarter of fiscal 2010 a pretax loss of approximately $900,000 associated with the redemption, which should be largely offset by interest savings in the second half of fiscal 2010.

A notice of redemption, with instructions, is being distributed to registered holders of the Notes. Questions regarding the redemption should be directed to The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the Notes, at The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, Syracuse, New York, 13057, Attention: Corporate Trust Administration.

About Acuity Brands

Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen™, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.

News Release

Forward-Looking Information

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the intention to redeem all of the remaining $24,255,000 in aggregate principal amount of its outstanding 8.375% Senior Notes due 2010 and the expected associated pre-tax loss and interest savings. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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